040104

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20140016370-14
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 01/09/2014 9:21 AM
	Entity Number E0014432014-7

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: OCULUS INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: NATIONAL REGISTERED AGENTS, INC. OF NV (Name)

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: ___ City: ___ Nevada Zip Code: ___

Mailing Address (if different from street address): ___ City: ___ Nevada Zip Code: ___

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 200000000 Par value per share: $ 0.000010 Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) LEON HENRY (Name)
STEER TOWN P.A. (Street Address) ST. ANN, JAM (City) JA (State) 0000 (Zip Code)

2) ___ (Name)
Street Address ___ City ___ State ___ Zip Code ___

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

LEON HENRY (Name) X LEON HENRY (Incorporator Signature)

STEER TOWN P.A. (Address) ST. ANN, JAM (City) JA (State) 0000 (Zip Code)

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X NATIONAL REGISTERED AGENTS, INC. OF NV — 1/9/2014

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	OCULUS INC.

FOREIGN NAME TRANSLATION:	Not Applicable

PURPOSE:	ANY LEGAL PURPOSE

REGISTERED AGENT NAME:	NATIONAL REGISTERED AGENTS, INC. OF NV
STREET ADDRESS:	Not Applicable
MAILING ADDRESS:	Not Applicable

ADDITIONAL	Par Value Stock
Number of Shares: 100000000	
Par Value: 0.000010	

Schedule "A"
to the Articles of Incorporation of
Oculus Inc.

Item 3. - Authorized Stock: (number of shares corporation is authorized to issue)

300,000,000 shares broken down as follows:

> 200,000,000 common shares with par value of $0.00001, all of which stock shall be entitled to voting power; and
>
> 100,000,000 preferred shares with par value of $0.00001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of such class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

181102

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of Oculus Inc.
Name of Represented Business Entity

I, National Registered Agents Inc. of NV am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address ______ City ______ Nevada Zip Code ______

Mailing Address (if different from street address) ______ City ______ Nevada Zip Code ______

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity ______

Street Address ______ City ______ Nevada Zip Code ______

Mailing Address (if different from street address) ______ City ______ Nevada Zip Code ______

and hereby state that on January 9, 2014 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company
Lori Stuhlman, Asst. Secretary

Date: 1-9-14

*If changing Registered Agent when reinstating, officer's signature required.

X ______
Signature of Officer

Date ______

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